SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    October 1, 2004

LEGAL ACCESS TECHNOLOGIES, INC.
---------------------------
(Exact name of registrant as specified in its charter)

NEVADA                                                                                                000-19457                                                       87-0473323
(State or other                                                               (Commission File Number)                                         (IRS Employer
jurisdiction of incorporation)                                                                                         Identification Number)

3275 E. Warm Springs
Las Vegas, Nevada                            89120
(Address of principal executive offices)                                                                         (Zip Code)

Registrant’s telephone number, including area code   (702) 949-6115

_____________________________                                                        _______________
(Former name or former address,                                                                                                    (Zip Code)
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of Material Definitive Agreement

On October 5, 2001, we entered into a letter agreement with Horizon Health Care Management to handle the collection of our outstanding receivables owned by our subsidiary, Perspectives Health Management Corporation, beginning as of October 1, 2001. This agreement was for 3 years and thus terminated, without renewal, on September 30, 2004. As income obtained from this agreement was a major source of support for our current operations, Management is concerned about the future of our business. As a result of the termination, we will now be directly responsible for collection of these receivables.

SECTION 2 - FINANCIAL INFORMATION

None

SECTION 3 - SECURITIES AND TRADING MARKETS

None

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

None

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 1, 2004, Jamie Ferrara, our director of technology and only full time technology professional, announced that he would be leaving our employment to accept a job with the City of Henderson on or about October 17, 2004. While Mr. Ferrara has agreed to provide further part time services, his departure is anticipated to have a significant effect on our operations.

SECTION 6 - RESERVED

None

SECTION 7 - REGULATION FD

None

SECTION 8 - OTHER EVENTS

2

None

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

None

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGAL ACCESS TECHNOLOGIES, INC.

/s/   Kyleen E. Cane
Kyleen E. Cane
Chief Executive Officer

Date:                October 5, 2004

4